                    Consent of Independent Auditors' Report

The Partners
National Auto Finance Company L.P.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                         /s/ KPMG Peat Marwick LLP



KPMG Peat Marwick LLP
Fort Lauderdale, Florida
November 19, 1996